Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Corvus Pharmaceuticals, Inc. of our report dated March 7, 2019 relating to the financial statements, which appears in Corvus Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
San Jose, California

May 9, 2019